UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

    Date of Report Date (Date of earliest event reported) September 3, 1996

                             ITHACA INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                  33-52852                 56-1385842
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)            Identification NO.)

            Highway 268 West, P.O. Box 620, Wilkesboro, NC        28697
               (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code (910) 667-5231

Item 5.  Other Events.

     Waiver.

     On September 1, the banks (the "Bank Group") party to Ithaca's Credit Agreement, dated as of December 1, 1992 (the "Credit Agreement"), granted an additional default waiver through and including October 31, 1996. The Bank Group also waived payment of three $5.7 million term loan payments due under the Credit Agreement through and including October 31, 1996. Ithaca is currently out of compliance with certain financial covenants in the Credit Agreement and does not anticipate that it would be in compliance with certain of the financial covenants in the Credit Agreement for the foreseeable future.

     Also, as reported earlier, Ithaca has not paid the interest payments due on December 15, 1995 and June 15, 1996, on its 11.125% Senior Subordinated Notes due 2002 (the "Notes"). The waiver from Ithaca's banks provides that the failure to make such interest payments does not constitute a default or event of default under the Credit Agreement unless and until the indebtedness pursuant to the Notes shall have become due prior to its stated maturity by reason of such failure, or any holder of Notes ("Noteholder") (or the Trustee under the Note Indenture) shall have exercised any remedy under the Note Indenture, or shall have initiated any legal proceeding, in respect of, or relation to, such failure. The bank waiver also provides that in order for Ithaca to make all or a portion of the interest payments due December 15, 1995 and June 15, 1996 under the Notes, Ithaca must have received a subordinated, unsecured loan for an equal amount of immediately available funds pursuant to a promissory note in form and substance reasonably satisfactory to the Agent and the Co-Agent banks under the Credit Agreement.

     Ithaca's Plan of Reorganization.

          Summary of Classification and Treatment under the Plan of Reorganization.

     As described below under "- Disclosure Statement" and "- The Solicitation", Ithaca is soliciting approval for the Plan of Reorganization, dated August 29, 1996 (the "Plan"), under chapter 11 of title 11 of the United States Code "U.S.C. ss.101 et. seq. (the "Bankruptcy Code"), attached as Exhibit A to the Disclosure Statement, dated August 29, 1996 (the "Disclosure Statement"). The effect of confirmation of the Plan will be to cause, among other things, the following to occur: (i) each $1,000 principal amount of Notes will be exchanged for 80 shares of reorganized Ithaca common stock, which represents each Note's proportionate share of 100% of the equity of reorganized Ithaca (subject to dilution by equity distributed under employee incentive plans or as may be otherwise authorized pursuant to reorganized Ithaca's charter), and Ithaca's Certificate of Incorporation and By-laws, each as currently in effect, will be amended and restated, (ii) the Credit Agreement will be restructured, and (iii) all outstanding equity interests in Ithaca will be canceled. In addition, should Ithaca commence a voluntary chapter 11 case, it intends to seek authority from the bankruptcy court with jurisdiction over Ithaca's case (the "Bankruptcy Court") to pay all pre-petition trade and other debt in the ordinary course of business. Under the Plan, to the extent not previously satisfied, all general unsecured claims against Ithaca will either be reinstated, paid in full in accordance with their respective terms or otherwise rendered unimpaired.

          Disclosure Statement.

     The Disclosure Statement has not been filed with or approved by the Bankruptcy Court. In the event Ithaca files a petition for relief under chapter 11 of the Bankruptcy Code and seeks confirmation of the Plan, the Disclosure Statement will be submitted to the Bankruptcy Court for approval.

     The Disclosure Statement, the Plan and the other appendices to the Disclosure Statement, and the related materials delivered together therewith, copies of which are attached as exhibits to the Disclosure Statement (unless previously filed with the Securities and Exchange Commission) and incorporated by reference herein, have been mailed by Ithaca to registered Noteholders, and to all other impaired creditors known to Ithaca, pursuant to sections 1125(a) and 1126(b) of the Bankruptcy Code, in connection with the solicitation by Ithaca of votes to accept or reject, as the case may be, the Plan (and the transactions contemplated thereby), as described therein.

     Ithaca is not currently a debtor (or a debtor-in-possession) in a case under chapter 11 of the Bankruptcy Code. However, in the event Ithaca receives properly completed ballots indicating acceptance of the Plan in sufficient number and amount to meet the voting requirements prescribed by section 1126 of the Bankruptcy Code, Ithaca intends to file (but has expressly reserved the right not to file) with the Bankruptcy Court a voluntary petition for reorganization pursuant to chapter 11 of the Bankruptcy Code and to seek, as promptly thereafter as is practicable, confirmation by the Bankruptcy Court of the Plan pursuant to Section 1129 of the Bankruptcy Code.

     For the Plan to be confirmed by the Bankruptcy Court as a consensual plan, the holders of claims in each impaired class who cast votes in favor of the Plan must (a) hold at least two-thirds in aggregate amount of the claims of the holders in such class who cast votes with respect to the Plan and (b) comprise more than one-half in number of the holders in such class who cast votes with respect to the Plan.

     Neither the Securities and Exchange Commission nor any state securities commission or similar public, governmental or regulatory authority has passed upon the accuracy or adequacy of the information contained in the disclosure statement or upon the merits of the plan. Any representation to the contrary is a criminal offense.

          The Solicitation.

     Pursuant to the Disclosure Statement, Ithaca is soliciting votes for the acceptance or rejection of the Plan from holders of: (i) the Notes and (ii) claims of the Bank Group, who hold secured claims estimated to be approximately $101,500,000 as of August 30, 1996 (the month end immediately prior to the anticipated date of filing of a voluntary Chapter 11 petition with the Bankruptcy Court), under the Credit Agreement.

     Ithaca has negotiated the terms of the Plan with an informal committee of Noteholders, which recommends that all holders of Notes vote to accept the Plan. The Company has also negotiated the treatment of the Bank Group's claims as contained in the Plan with the steering committee formed by the Bank Group. Ithaca expects the members of the Bank Group to vote in favor of the Plan, although Ithaca has been informed that such parties may not vote until an agreement has been reached regarding the New Ithaca Bank Group Documents (as defined in the Plan). Ithaca believes that such agreement can and will be completed expeditiously and, therefore, does not believe there will be any significant delay in obtaining the vote of the members of the Bank Group. In addition, the sole shareholder of Ithaca, Ithaca Holdings, Inc., also supports the Plan.

     Although the solicitation relates to a voluntary petition for reorganization of Ithaca under chapter 11 of the Bankruptcy Code, no such filing has been made or is intended to be made by Ithaca unless and until (i) holders of claims in each impaired class who cast votes in favor of the Plan (a) hold at least two-thirds in amount of the claims of the holders in such class who cast votes with respect to the Plan and (b) comprise more than one-half in number of the holders in such class who cast votes with respect to the Plan, or (ii) Ithaca otherwise determines that such filing is necessary to protect Ithaca's property and/or interests. Ithaca anticipates that by conducting the solicitation in advance of the commencement of a chapter 11 case, the duration of the bankruptcy proceeding will be significantly shortened, and the administration of such proceeding will be simplified and less costly.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          Exhibit No.         Description

              2.1             Disclosure   Statement   dated   August  29,  1996
                              (including Plan of Reorganization dated August 29, 1996, attached as Exhibit A thereto)


             10.1 Waiver dated as of September 1, 1996, among Ithaca Holdings, Inc., Ithaca Industries, Inc., Canadian Imperial and Kleinwort Benson Limited, as Co-Agents, and Bankers Trust Company, as Agent

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ITHACA INDUSTRIES, INC.

Date:   September 3, 1996               By: /s/ Eric N. Hoyle
                                            -----------------------
                                            Eric N. Hoyle
                                            Senior Vice President - Finance
                                             and Administration Chief Financial
                                             and Accounting Officer

                                  EXHIBIT INDEX

Exhibit No.         Description
    2.1             Disclosure  Statement  dated August 29, 1996 (including Plan of Reorganization dated August 29, 1996, attached as Exhibit
                    A thereto)

   10.1 Waiver dated as of September 1, 1996, among Ithaca Holdings, Inc., Ithaca Industries, Inc., Canadian Imperial and Kleinwort Benson Limited, as Co-Agents, and Bankers Trust Company, as Agent